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                                                          EXHIBIT 99.01

                                STATE OF INDIANA
                        OFFICE OF THE SECRETARY OF STATE


                          CERTIFICATE OF INCORPORATION

                                       OF

                                  INMOLD, INC.

I, SUE ANNE GIIROY, Secretary of State of Indiana, hereby certify that Articles of Incorporation of the above corporation have been presented to me at my office accompanied by the fees prescribed by law; that I have found such Articles conform to law; all as prescribed by the provisions of the Indiana Business Corporation Law, as amended.

NOW, THEREFORE, I hereby issue to such corporation this Certificate of Incorporation, and further certify that its corporate existence will begin January 10, 1997.

[STATE OF INDIANA SEAL]            In Witness Whereof, I have hereunto set my
                                   hand and affixed the seal of the State of Indiana, at the City of Indianapolis, this Tenth day of January, 1997.


                                   Sue Anne Gilroy

                                   SUE ANNE GILROY,  Secretary of State

                                   [Illegible]
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                                   Deputy